Exhibit 99
Viacom Announces Cash Tender Offers for Up to $1.0 Billion Aggregate Purchase Price of Certain Outstanding Debt Securities

NEW YORK --(BUSINESS WIRE)-- Viacom Inc. (NASDAQ: VIAB, VIA) today announced that it will commence cash tender offers (collectively, the "Offers") for up to $1.0 billion aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the "Maximum Tender Amount") of its 4.500% Senior Debentures due 2042, 4.875% Senior Debentures due 2043, 4.850% Senior Debentures due 2034, 3.450% Senior Notes due 2026, 2.250% Senior Notes due 2022, 5.250% Senior Debentures due 2044, 3.250% Senior Notes due 2023, 3.125% Senior Notes due 2022, 3.875% Senior Notes due 2024, 2.750% Senior Notes due 2019, 4.250% Senior Notes due 2023, 3.875% Senior Notes due 2021, and 5.850% Senior Debentures due 2043 (collectively, the “Securities”).

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)	Hypothetical Total Consideration (per $1,000)(2)
4.500% Senior Debentures due 2042	92553PAL6	$104,075,000	1	2.750% UST due August 15, 2047	FIT1	275	$30.00	$861.69
4.875% Senior Debentures due 2043	92553PAQ5	$37,268,000	2	2.750% UST due August 15, 2047	FIT1	275	$30.00	$909.20
4.850% Senior Debentures due 2034	92553PAZ5	$591,826,000	3	2.750% UST due August 15, 2047	FIT1	255	$30.00	$945.22
3.450% Senior Notes due 2026	92553PBB7	$594,035,000	4	2.250% UST due November 15, 2027	FIT1	170	$30.00	$954.88
2.250% Senior Notes due 2022	92553PBA9	$189,623,000	5	2.000% UST due October 31, 2022	FIT1	130	$30.00	$956.48
5.250% Senior Debentures due 2044	92553PAW2	$550,000,000	6	2.750% UST due August 15, 2047	FIT1	275	$30.00	$959.46
3.250% Senior Notes due 2023	92553PAR3	$300,000,000	7	2.000% UST due October 31, 2022	FIT1	165	$30.00	$977.18
3.125% Senior Notes due 2022	92553PAM4	$300,000,000	8	2.000% UST due October 31, 2022	FIT1	145	$30.00	$983.20
3.875% Senior Notes due 2024	92553PAX0	$550,000,000	9	2.250% UST due November 15, 2027	FIT1	155	$30.00	$997.85
2.750% Senior Notes due 2019	92553PAY8	$252,345,000	10	1.500% UST due October 31, 2019	FIT1	85	$30.00	$1,002.96
4.250% Senior Notes due 2023	92553PAT9	$1,250,000,000	11	2.000% UST due October 31, 2022	FIT1	185	$30.00	$1,015.64
3.875% Senior Notes due 2021	92553PAJ1	$600,000,000	12	2.000% UST due October 31, 2022	FIT1	125	$30.00	$1,020.35
5.850% Senior Debentures due 2043	92553PAU6	$1,250,000,000	13	2.750% UST due August 15, 2047	FIT1	290	$30.00	$1,020.65

(1)	The applicable page on Bloomberg from which the dealer managers will quote the bid side prices of the applicable U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

(2)
The Hypothetical Total Consideration is inclusive of the Early Tender Premium (as defined below) but exclusive of accrued and unpaid interest from the last interest payment date applicable to the relevant series of Securities up to, but not including, the Early Settlement Date (as defined below) and is based on the reference yield of the Reference U.S. Treasury Security (as set forth above) as of 11:00 a.m., New York City time, on November 20, 2017, assuming an Early Settlement Date of December 7, 2017. The actual reference yields of the Reference U.S. Treasury Securities will be determined by the dealer managers based on certain quotes available at 11:00 a.m., New York City time, on the price determination date, which is expected to be December 6, 2017.

The Offers are being made pursuant to and are subject to the terms and conditions set forth in the Offer to Purchase dated November 21, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”). The Offers are scheduled to expire at 11:59 p.m., New York City time, on December 19, 2017, unless extended or earlier terminated by Viacom (the “Expiration

Date”). Tenders of Securities may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on December 5, 2017 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

Holders of Securities validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on December 5, 2017 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Securities accepted for purchase (the “Early Tender Premium”). The consideration paid in the Offers for each series of Securities validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities who validly tender their Securities following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable Tender Offer Consideration per $1,000 principal amount of any such Securities validly tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration and Tender Offer Consideration will be determined at 11:00 a.m., New York City time, on December 6, 2017, unless extended by Viacom.

In addition, payments for Securities purchased will include accrued and unpaid interest from the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase.

The settlement date for Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be December 7, 2017 (the “Early Settlement Date”). The settlement date for Securities validly tendered following the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase is expected to be December 20, 2017, the first business day after the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount of Securities is not purchased on the Early Settlement Date.

Subject to the Maximum Tender Amount and proration, all Securities validly tendered and not validly withdrawn on or before the Early Tender Deadline having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any validly tendered Securities having a lower Acceptance Priority Level (with 13 being the lowest), and all Securities validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Securities validly tendered after the Early Tender Deadline having a lower Acceptance Priority Level. However, if the Offers are not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount and proration, Securities validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted for purchase in priority to Securities validly tendered after the Early Tender Deadline even if such Securities validly tendered after the Early Tender Deadline have a higher

Acceptance Priority Level than Securities validly tendered on or prior to the Early Tender Deadline. Subject to applicable law, Viacom may increase or decrease the Maximum Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline.

Securities of a series may be subject to proration (rounded to avoid the purchase of Securities in a principal amount other than in an integral multiple of $1,000) if the aggregate purchase price of the Securities of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Offers are fully subscribed as of the Early Tender Deadline, holders who validly tender Securities following the Early Tender Deadline but on or prior to the Expiration Date will not have any of their Securities accepted for purchase regardless of Acceptance Priority Level. Viacom's obligation to accept for purchase, and to pay for, the Securities validly tendered and not validly withdrawn in the Offers is subject to the satisfaction or waiver of the conditions as described in the Offer to Purchase. Viacom reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) increase or decrease the Maximum Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

Information Relating to the Offers

BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and MUFG Securities Americas Inc. are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430‑3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to BNP Paribas Securities Corp., Liability Management Group, at (212) 841-3059 (collect) or (888) 210-4358 (toll-free), J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free), Mizuho Securities USA LLC, Liability Management Group, at (212) 205-7736 (collect) or (866) 271-7403 (toll-free), or MUFG Securities Americas Inc., Liability Management Group, at (212) 405-7481 (collect) or (877) 744-4532 (toll‑free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Viacom, the dealer managers, the tender agent or the information agent is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers.

About Viacom

Viacom is home to premier global media brands that create compelling entertainment content - including television programs, motion pictures, short-form content, apps, games, consumer products, podcasts, live events and social media experiences - for audiences in more than 180 countries. Viacom's media networks, including Nickelodeon, Nick Jr., MTV, BET, Comedy Central, Spike (to be rebranded as Paramount Network in the U.S.), VH1, TV Land, CMT, Logo, Channel 5 (UK), Telefe (Argentina), Colors (India) and Paramount Channel, reach approximately 4.3 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment. Paramount Television develops, finances and produces original programming for television and digital platforms.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments, alternative content offerings and their effects in our markets and on consumer behavior; the potential for loss of carriage or other reduction in the distribution of our content; economic fluctuations in advertising and retail markets, and economic conditions generally; the impact of inadequate audience measurement on our program ratings and advertising and affiliate revenues; significant changes in our senior leadership and the ability of our recently-announced strategic initiatives to achieve their operating objectives; evolving cybersecurity and similar risks; the impact of piracy; increased costs for programming, motion pictures and other rights; the loss of key talent; competition for content, audiences, advertising and distribution; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; other domestic and global economic, political, business, competitive and/or regulatory factors affecting our businesses generally; changes in the Federal communications or other laws and regulations; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2017 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts
Press:
Alex Rindler
Senior Manager, Corporate Communications
(212) 846-4337
alex.rindler@viacom.com

Investors:

James Bombassei
Senior Vice President, Investor Relations
(212) 258-6377
james.bombassei@viacom.com

or

Lou Converse
Vice President, Assistant Treasurer
(212) 846-8110
lou.converse@viacom.com